FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 17, 2001



Commission          Registrant; State of Incorporation;           IRS Employer
File Number            Address; and Telephone Number           Identification No


1-9513                     CMS ENERGY CORPORATION                  38-2726431
                          (a Michigan Corporation)
                      Fairlane Plaza South, Suite 1100
                            330 Town Center Drive
                          Dearborn, Michigan 48126
                               (313) 436-9261

1-2921               PANHANDLE EASTERN PIPE LINE COMPANY           44-0382470
                          (a Delaware Corporation)
                            5444 Westheimer Court
                            Houston, Texas 77056
                               (713) 627-5400





ITEM 5.  OTHER EVENTS.

     On May 17, 2001 CMS Energy Corporation announced its Trunkline LNG Company unit has signed an agreement with BG Group of the United Kingdom which provides for a 22-year contract for all the current uncommitted capacity at CMS's Lake Charles, La., liquefied natural gas terminal. The 22-year contract, which begins in January 2002, gives BG Group the right to all of the terminal's current uncommitted vaporization and storage capacity of approximately 5.1 billion cubic feet. The contract capacity increases to 6.3 billion cubic feet after an existing contract expires August 2005. With this transaction and other contractual commitments in place, CMS Energy estimates it has firmed up present value revenues totaling approximately $450 million from the facility.

     Trunkline LNG Company is a subsidiary of Panhandle Eastern Pipe Line Company, which is in turn a subsidiary of CMS Energy.

     This document contains "forward-looking statements" that are subject to risks and uncertainties. The words "anticipates", "believes", "estimates", "expects", "intends", and "plans", and variations of such words and similar expressions, are intended to identify forward looking statements. They should be read in conjunction with "Forward-Looking Statements Cautionary Factors" in CMS Energy's and Panhandle's Form 10-K, Item 1 (incorporated by reference herein) that discusses important factors that could cause CMS Energy's or Panhandle's results to differ materially from those anticipated in such statements.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                            CMS ENERGY CORPORATION


Dated:     May 17, 2001                     By: /s/ Alan M. Wright
                                               Alan M. Wright
                                               Executive Vice President,
                                                Chief Financial
                                                and Administrative Officer


                                             PANHANDLE EASTERN PIPE LINE COMPANY


Dated:     May 17, 2001                      By: /s/Alan M. Wright
                                                Alan M. Wright
                                                Senior Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer